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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of National-Oilwell, Inc. for the registration of up to 6,152,500 (12,305,000 after the stock dividend to be paid on November 18, 1997) shares of its common stock and to the incorporation by reference therein of our report dated October 31, 1997, with respect to the consolidated financial statements of National-Oilwell, Inc. included in its Current Report (Form 8-K) dated November 7, 1997, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Houston, Texas
November 13, 1997